SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of October 22, 2018, is entered into among INTL FCSTONE INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, are parties to that certain Credit Agreement, dated as of September 20, 2013 (as amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement, subject to the terms and conditions specified in this Agreement; and

WHEREAS, the Lenders party hereto are willing to amend the Credit Agreement, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Amendments.

(a)    The following definitions are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Intercreditor Agreement” means an intercreditor agreement by and between the Administrative Agent and the second lien agent for the Second Lien Notes, in form and substance satisfactory to the Administrative Agent, executed in connection with the issuance by the Borrower of the Second Lien Notes.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.07.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).

“Scheduled Unavailability Date” has the meaning specified in Section 3.07.

“Second Lien Indenture” means the indenture among the Borrower, certain of the Subsidiaries of the Borrower, as subsidiary guarantors, and a Person to be determined, as trustee and collateral agent, entered into in connection with the issuance of the Second Lien Notes.

“Second Lien Notes” means those certain second priority senior secured notes of the Borrower due 2023 in an initial aggregate principal amount of up to $350,000,000.

“Second Lien Notes Guaranty” means that certain subsidiary guaranty agreement entered into by certain Subsidiaries of the Borrower, as subsidiary guarantors, in favor of the holders of the Second Lien Notes in connection with the Second Lien Indenture.

“Second Lien Notes Documents” means the Second Lien Notes, the Second Lien Indenture, the Second Lien Notes Guaranty, the Intercreditor Agreement and all other certificates, agreements, documents and instruments executed and delivered, in each case, by or on behalf of any Loan Party, pursuant to the foregoing.

(b)    The definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Change of Control” means (a) an event or series of events by which:

(i)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (x) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan or (y) any Permitted Holder) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(ii)    during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(b)    the occurrence of a “Change of Control” (or any comparable term) under, and as defined in, the Second Lien Notes Documents.

(c)    The definition of “Disposition” or “Dispose” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Loan Party or any Subsidiary, including any Sale and Leaseback Transaction, any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division, but excluding any Involuntary Disposition.

(d)    The clause “arranged by federal funds brokers on such day” in the definition of “Federal Funds Rate” in Section 1.01 of the Credit Agreement is hereby deleted.

(e)    The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, the Collateral Documents, the Fee Letter and the Intercreditor Agreement (but specifically excluding Secured Hedge Agreements and any Secured Cash Management Agreements).

(f)    Article III of the Credit Agreement is hereby amended by (i) renumbering Section 3.07 of the Credit Agreement as Section 3.08, and (ii) adding a new Section 3.07 immediately following Section 3.06 of the Credit Agreement to read as follows:

3.07    LIBOR Successor Rate.

Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that: (a) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (b) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or (c) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.07, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR; then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar Dollar-denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (ii) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (ii)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

(g)    Article VI of the Credit Agreement is hereby amended by adding a new Section 6.24 immediately following Section 6.23 of the Credit Agreement to read as follows:

6.24    Designated Senior Indebtedness.

The Obligations constitute “Designated Senior Indebtedness” (or any similar designation under, and as defined in, the Second Lien Notes Documents).

(h)    Section 7.13 of the Credit Agreement is hereby amended to read as follows:

7.13    Additional Subsidiaries; Guarantee of Second Lien Notes.

(a)    Within thirty days after the acquisition or formation of any Subsidiary (including, for the avoidance of doubt, upon the formation of any Subsidiary that is a Delaware Divided LLC):

(i)    notify the Administrative Agent thereof in writing, together with the (A) jurisdiction of formation, (B) number of shares of each class of Equity Interests outstanding, (C) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (D) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

(ii)    if such Subsidiary is a Domestic Subsidiary and such Subsidiary is not an Excluded Subsidiary, cause such Person to (A)(1) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (2) following the execution and delivery of the Intercreditor Agreement, become a party to the Intercreditor Agreement by executing and delivering to the Administrative Agent a joinder agreement to the Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent, and (B) upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)    Upon the guarantee by any Subsidiary of the Second Lien Notes, concurrently with the provision of such guarantee, to the extent such Subsidiary is not a Guarantor, cause such Subsidiary, (i)(A) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (B) following the execution and delivery of the Intercreditor Agreement, become a party to the Intercreditor Agreement by executing and delivering to the Administrative Agent a joinder agreement to the Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent, and (ii) upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(i)    Section 8.01 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (t) thereof, (ii) replacing the “.” at the end of clause (u) thereof with “; and”, and (iii) adding a new clause (v) immediately following clause (u) thereof to read as follows:

(v)    Liens securing the Second Lien Notes permitted pursuant to Section 8.03(p).

(j)    Section 8.03 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (n) thereof, (ii) replacing the “.” at the end of clause (o) thereof with “; and”, and (iii) adding a new clause (p) immediately following clause (u) thereof to read as follows:

(p)    Indebtedness outstanding under the Second Lien Notes; provided, that, (i) upon the issuance by the Borrower of the Second Lien Notes, the Borrower shall deliver to the Administrative Agent (A) an opinion of legal counsel for the Loan Parties, dated as of the date of the issuance by the Borrower of the Second Lien Notes and addressed to the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent (which shall include, for the avoidance of doubt, non-contravention opinions with respect to the Second Lien Notes), and (B) copies of the Second Lien Notes Documents, certified by a Responsible Officer of the Borrower as true and complete, (ii) such Indebtedness shall be subject to the Intercreditor Agreement, (iii) none of the security for such Indebtedness shall consist of assets that are not Collateral and the collateral documents entered into in connection with such Indebtedness shall be in form and substance substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (iv) none of the obligors or guarantors with respect to such Indebtedness shall be a Person that is not a Loan Party, and (v) the terms and conditions of such Indebtedness are customary for similar Indebtedness and, in any event, when taken as a whole, are no more restrictive to the Borrower and its Subsidiaries that the terms and conditions set forth in the Loan Documents.

(k)    The clause “Merge, dissolve, liquidate or consolidate with or into another Person,” in Section 8.04 of the Credit Agreement is hereby amended to read “Merge, dissolve, liquidate or consolidate with or into another Person (including pursuant to a Delaware LLC Division),”.

(l)    Section 8.09 of the Credit Agreement is hereby amended by (i) deleting the “or” at the end of clause (4) thereof, and (ii) adding the following text immediately following clause (5) thereof:

, or (6) the Second Lien Notes Documents;

(m)    Section 9.01 of the Credit Agreement is hereby amended by (i) replacing the “.” at the end of clause (k) thereof with “; or”, and (ii) adding a new clause (l) immediately following clause (k) thereof to read as follows:

(l)    Second Lien Notes Documents. There shall occur an “Event of Default” (or any comparable term) under, and as defined in, the Second Lien Notes Documents.

(n)    A new paragraph is hereby added at the end of Section 10.01 of the Credit Agreement to read as follows:

Each of the Lenders hereby (a) agrees to be bound by the terms of the Intercreditor Agreement, and (b) authorizes and directs the Administrative Agent to enter into the Intercreditor Agreement on behalf of all the Lenders, to perform its obligations thereunder and to deliver and accept notices thereunder on behalf of the Lenders.

(o)    The first sentence of the last paragraph of Section 11.06(b) of the Credit Agreement is hereby amended to read as follows:

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, following the execution and delivery of the Intercreditor Agreement, the Intercreditor Agreement, and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and, following the execution and delivery of the Intercreditor Agreement, the Intercreditor Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement and, following the execution and delivery of the Intercreditor Agreement, the Intercreditor Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(p)    The last sentence of Section 11.18 of the Credit Agreement is hereby amended to read as follows:

Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.

(q)    Exhibit 7.02 to the Credit Agreement is hereby amended to add the following in the heading on the first page thereof:

☐ Check for distribution to Public Lenders and private-side Lenders. If this box is not checked, this Compliance Certificate will only be posted to private-side Lenders.

2.    Effectiveness; Conditions Precedent. This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)    receipt by the Administrative Agent of copies of this Agreement duly executed by the Borrower, the Guarantors and the Required Lenders; and

(b)    to the extent that the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, receipt by each Lender, to the extent requested by such Lender, of a Beneficial Ownership Certification in relation to the Borrower.

3.    Expenses. The Loan Parties agree to reimburse the Administrative Agent for all reasonable documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable documented fees and expenses of Moore & Van Allen PLLC.

4.    Ratification of Credit Agreement. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Agreement does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Agreement is a Loan Document.

5.    Authority/Enforceability. Each Loan Party represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)    This Agreement has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this Agreement.

(d)    The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it.

6.    Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants to the Lenders that after giving effect to this Agreement (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct as of the date hereof unless they specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (b) no event has occurred and is continuing which constitutes a Default. The Borrower represents and warrants to the Lenders that, as of the date of this Agreement, the information included in any Beneficial Ownership Certification delivered pursuant to Section 3(b) is true and correct in all respects.

7.    Counterparts/Telecopy. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by telecopy or other secure electronic format (.pdf) shall be effective as an original.

8.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.    Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

11.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:            INTL FCSTONE INC.,
a Delaware corporation

By:    /s/ Sean O'Connor
Name:    Sean O'Connor
Title:    CEO

By:    /s/ Bruce Fields
Name:    Bruce Fields
Title:    Group Treasurer

GUARANTORS:        INTL FCSTONE ASSETS, INC.,
a Florida corporation

By:    /s/ Sean O'Connor
Name:    Sean O'Connor
Title:    CEO

INTL COMMODITIES, INC.,
a Delaware corporation

By:    /s/ William Duanway
Name:    William Dunaway
Title:    Senior Vice President

FCSTONE GROUP, INC.,
a Delaware corporation

By:    /s/ William Dunaway
Name:    William Dunaway
Title:    CFO

INTL FCSTONE MARKETS, LLC,
an Iowa limited liability company

By:    /s/ William Dunaway
Name:    William Dunaway
Title:    CFO

FCSTONE MERCHANT SERVICES, LLC,
a Delaware limited liability company

By:    /s/ William Dunaway
Name:    William Dunaway
Title:    Treasurer

ADMINISTRATIVE
AGENT:            BANK OF AMERICA, N.A.,
as Administrative Agent

By:    /s/ Kyle D Harding
Name:    Kyle D Harding
Title:    AVP

LENDERS:            BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Michael D. Brannan

Name:	Michael D. Brannan

Title:	Sr. Vice President

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ William A. Casey

Name:	William A. Casey

Title:	SVP

BANK HAPOALIM B.M.,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

BMO HARRIS BANK N.A.,
as a Lender

By:	/s/ Krupa Tantuwaya

Name:	Krupa Tantuwaya

Title:	Vice President

BANKUNITED, N.A.,
as a Lender

By:
Name:
Title:

CIBC BANK USA,
as a Lender

By:
Name:
Title:

BARCLAYS BANK PLC,
as a Lender

By:
Name:
Title:

SIGNATURE BANK,
as a Lender

By:	/s/ Richard Ohl

Name:	Richard Ohl

Title:	Vice President, Sr. Lender